Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

March 16, 2020

Ideanomics, Inc.

55 Broadway, 19th Floor

New York, New York 10006

Re:	Ideanomics, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ideanomics, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), as filed by the Company with the Securities and Exchange Commission (the “Commission”). The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, covers the offering and issuance by the Company of up to $50,000 aggregate offering price of the following:

•	shares of common stock, $0.001 par value per share (the “Common Stock”);

•	shares of one or more series of preferred stock, $0.001 par value per share (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company (an “Indenture”);

•	warrants to purchase Common Stock or Preferred Stock (“Warrants”);

March 16, 2020 Page 2

•	rights to purchase Common Stock, Preferred Stock, or Debt Securities (“Rights”); and

•	units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, or Rights (“Units,” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights, the (“Securities”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)       the Registration Statement;

(b)       Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 19, 2004 (“Original Articles”), as amended by (i) Articles of Merger Pursuant to NRS 92A.200 filed with the Nevada Secretary of State on December 15, 2004 (“Articles of Merger”), (ii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on January 27, 2005 (“First Amendment”), (iii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on May 7, 2007 (“Second Amendment”), (iv) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 8, 2010 (“Third Amendment”), (v) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 23, 2011 (“Fourth Amendment”), (vi) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 9, 2012 (“Fifth Amendment”), (vii) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on November 2, 2016 (“Sixth Amendment”); (viii) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on July 12, 2017 (“Seventh Amendment”); and (ix) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on October 17, 2018 (“Eighth Amendment”) and collectively with the Original Articles, the Articles of Merger, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, the “Articles of Incorporation”);

(c)       Second Amended and Restated Bylaws of the Company, adopted on January 31, 2014, as amended on March 26, 2015 and on November 20, 2015;

(d)       forms of agreements, resolutions of the Board of Directors, and such other matters as relevant related to the issuance and the registration of the Securities under the Securities Act, and such other matters as relevant.

March 16, 2020 Page 3

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed:

(a)               the legal capacity of all natural persons executing the documents;

(b)               the genuineness of all signatures on the documents;

(c)               the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)               that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)               other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance, sale, and delivery, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock, and with respect to shares of Common Stock issuable upon the conversion of Preferred Stock or Debt Securities or the exercise of Warrants or Rights, the consideration for the issuance and sale of such Preferred Stock or Debt Securities convertible into Common Stock or the exercise price for the exercise of the Warrants and Rights, is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance, sale, and delivery, a sufficient number of shares of Preferred Stock are authorized, designated, and available for issuance and that the consideration for the issuance and sale of the Preferred Stock or the exercise of Warrants or Rights, and with respect to shares of Preferred Stock issuable upon the conversion of Debt Securities or the exercise of Warrants or Rights, the consideration for the issuance and sale of such Debt Securities convertible into Preferred Stock or the exercise price for the exercise of the Warrants and Rights, is in an amount that is not less than the par value of the Preferred Stock.

We have assumed that (i) with respect to Common Stock being issued upon conversion of any convertible preferred stock other than the Preferred Stock offered pursuant to the Registration Statement, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Common Stock or Preferred Stock being issued upon conversion of any convertible debt securities other than the Debt Securities offered pursuant to the Registration Statement, the applicable convertible debt securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

March 16, 2020 Page 4

We have assumed that upon issuance, sale, and delivery of the Debt Securities the amount of Debt Securities outstanding will not exceed the amount authorized by the Board.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and, with respect to an Indenture, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1.                  With respect to the Common Stock offered under the Registration Statement, provided that at the time of issuance, sale, and delivery of the Common Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules, and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation and Bylaws (as such terms are defined below) and the Nevada Private Corporations Act, NRS 78.010, et. seq. (the “NPCA”), final resolutions authorizing the terms of and the issuance and sale of the Common Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Common Stock and the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation (the “Certificate of Incorporation”), and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Common Stock has been issued as provided in the resolutions of the Board of the Company described in clause (ii) above, (v) the certificates, if any, for the Common Stock have been duly executed by the Company and countersigned by the transfer agent therefor, and (vi) the shares of Common Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable.

March 16, 2020 Page 5

2.                  With respect to the Preferred Stock offered under the Registration Statement, provided that at the time of issuance, sale, and delivery of the Preferred Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules, and regulations have been delivered and filed in compliance with and as required by such laws, rules, and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws, and the NPCA, final resolutions authorizing the terms of and the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Preferred Stock and the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Preferred Stock has been issued as provided in the resolutions of the Board of the Company described in clause (ii) above; (v) the certificates, if any, for the Preferred Stock have been duly executed by the Company and countersigned by the transfer agent therefor, and (vi) the shares of Preferred Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting, or similar agreement, if any, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

March 16, 2020 Page 6

3.                  With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that at the time of issuance, sale, and delivery of each series of the Debt Securities (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules, and regulations have been delivered and filed in compliance with and as required by such laws, rules, and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the NPCA, final resolutions authorizing the execution, delivery, and performance of an Indenture, as applicable, and the terms of and the issuance and sale of the Debt Securities and such resolutions have not been modified or rescinded; (iii) the Indenture, as applicable, has been duly authorized by the applicable Trustee by all necessary corporate action in accordance with its charter, bylaws, and other governing documents and applicable law and such corporate action has not been modified or rescinded; (iv) the Indenture, as applicable, has been duly executed and delivered by the Company and the Trustee, and has not been modified and such Indenture, as applicable, constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Indenture, as applicable, relating to such Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; and (vii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture, as applicable, and as provided in the resolutions of the Board of the Company described in clause (ii) above, and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting, or similar agreement, then the Debt Securities, when issued and sold in accordance with the Indenture, as applicable, and a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Securities.

March 16, 2020 Page 7

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.